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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Universal Display Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-120737, 333-112077, 333-101733, 333-88950, 333-74854,
333-72846, 333-50990, 333-48810, 333-40760 and 333-27901), Form S-8 (Nos.
333-112067 and 333-92649) and Form SB-2 (No. 333-81983) of Universal Display
Corporation of our reports dated March 11, 2005, with respect to the consolidated balance sheets of Universal Display Corporation and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Universal Display Corporation.

/s/ KPMG LLP
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Philadelphia, Pennsylvania
March 11, 2005